UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.   20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) or (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

PEAK RESOURCES INCORPORATED
(Exact name of registrant as specified in its charter)

Nevada (State of incorporation or organization)	00-0000000 (I.R.S. Employer Identification No.)

2103 Tyrone Place, Penticton, British Columbia, Canada (Address of principal executive offices)	V2A 8Z2 (Zip Code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class To be so registered	Name of each exchange on which each class is to be registered

Not applicable	Not applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), check the following box. [   ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), check the following box. [ x ]

Securities Act registration statement file number to which this form relates: Form SB-2; File No. 333-141936.

Securities to be registered pursuant to Section 12(g) of the Act:

shares of common stock - $0.001 par value
(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant's Securities to be Registered.

The description of securities contained in Peak’s Registration Statement on Form SB-2, filed with the Securities and Exchange Commission (File No. 333-141936) is incorporated by reference into this registration statement.

Item 2. Exhibits.

The following Exhibits are incorporated herein by reference from Peak’s Form SB-2 Registration Statement filed with the Securities and Exchange Commission (SEC file #333-141936) on April 6, 2007 and from Peak’s Form 8-K Current Report filed with the Securities and Exchange Commission (SEC file #333-141936) on October 30, 2007.  Such exhibits are incorporated herein by reference pursuant to Rule 12b-32:

(a)

Index to and Description of Exhibits.

Exhibit	Description
3.1	Articles of Incorporation filed as an exhibit to Peak’s registration statement on Form SB-2 filed on April 6, 2007, and incorporated herein by reference.
3.2	By-Laws filed as an exhibit to Peak’s registration statement on Form SB-2 filed on April 6, 2007, and incorporated herein by reference.
10.1

Kalamalka property agreement dated September 18, 2006 between Peak Resources Incorporated and Bearclaw Capital Corp., filed as an exhibit to Peak’s registration statement on Form SB-2 filed on April 6, 2007, and incorporated herein by reference.

10.2

Kalamalka property option agreement addendum #1 dated December 30, 2006 between Bearclaw Capital Corp. and Peak Resources Incorporated, filed as an exhibit to Peak’s registration statement on Form SB-2 filed on April 6, 2007, and incorporated herein by reference.

10.4	Kalamalka property trust agreement dated September 19, 2006, filed as an exhibit to Peak’s registration statement on Form SB-2 filed on April 6, 2007, and incorporated herein by reference.
10.5

Kalamalka property option agreement addendum #2 dated March 29, 2007 between Bearclaw Capital Corp. and Peak Resources Incorporated, filed as an exhibit to Peak’s registration statement on Form SB-2 filed on April 6, 2007, and incorporated herein by reference.

10.6

Kalamalka property agreement addendum #3 dated October 27, 2007 between Bearclaw Capital Corp. and Peak Resources Incorporated, filed as an exhibit to Peak’s Form 8-K (Current Report) filed on October 30, 2007, and incorporated herein by reference.

14	Financial Code of Ethics filed as an exhibit to Peak’s Form SB-2 filed on April 6, 2007, and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, Peak Resources Incorporated has duly caused this registration statement to be signed on its behalf by the undersigned duly authorized person.

PEAK RESOURCES INCORPORATED

By: /s/ Larry Wilson

Name:  Larry Olson

Title: Director, President and Principal Financial Officer

Dated: November 27, 2007

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